UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 26, 2016

UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)
201 E. Sandpointe Avenue, 8th Floor
Santa Ana, CA 92707
(Address of principal executive offices, with Zip Code)
(714) 918-9500
(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1
SIGNATURE	2

Item 5.02    Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 26, 2016, Paul J.M. Bennett, Executive Vice President - Managing Director EMEA entered into an agreement with Universal Electronics BV (“UEBV”), a wholly owned subsidiary of Universal Electronics Inc. (“UEI”) commencing his orderly retirement from the UEI companies. Mr. Bennett will continue to serve the UEI companies in his current capacity until his successor has been named. Once his successor has been named, he will cease being an executive officer of the UEI companies and will also cease being a Section 16 reporting person of UEI. Thereafter, Mr. Bennett will continue his employment as a non-executive employee of the UEI companies providing assistance to UEI’s Chief Executive Officer (“CEO”) and other executive officers on special projects until June 30, 2019.

On November 1, 2016, Louis S. Hughes was promoted to the position of Chief Operating Officer of UEI, reporting directly to UEI’s CEO.  He will continue with his direct reports and overall responsibilities in the Americas and will assume responsibilities of UEI’s EMEA and APAC regions. In addition, he and Mr. Bennett will work together during the search for Mr. Bennett’s successor and once that successor has been named, Mr. Hughes will assume all direct reports, including Mr. Bennett’s successor, within the EMEA region.

Mr. Hughes, age 50, joined UEI in 2005 as General Manager of Simple Devices, Inc., as part of UEI’s acquisition of Simple Devices in that same year. From 2008 to 2011, he was UEI’s Vice President Corporate Development. From 2011 to 2014, he was the Company’s Senior Vice President - Americas. From 2015 to November 1, 2016, he was UEI’s Executive Vice President - Americas when he was promoted to his current position. Prior to joining UEI, Mr. Hughes co-founded SimpleDevices, Inc. (a company that pioneered local area network digital media distribution to a wide variety of consumer electronics devices) and Supplybase (a company that provided enterprise wide, web-based supply chain management systems and information). He also held various positions with General Electric Company over a ten year period. Mr. Hughes does not have an employment contract with the Company.

Mr. Hughes’ annual base salary has been increased to $500,000. He will participate in UEI’s annual cash incentive program with a target level award equal to 100% of his annual base salary and a maximum award level equal to 200% of his annual base salary. He will also participate in UEI’s long-term equity incentive compensation program commensurate with his new position. Mr. Hughes received a one-time grant of 9,000 restricted stock units that vest in equal annual increments over three years. Mr. Hughes will continue to participate in the other components of UEI’s executive compensation program, including various retirement and savings plans, health and dental programs and other benefits, which are described in UEI’s 2016 Proxy Statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: November 1, 2016	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)

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